Exhibit 99.1

GCI REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS
Net Income of $8 million
Consolidated Revenue of $237 million
Adjusted EBITDA up $7 million sequentially

November 2, 2016, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the third quarter of 2016.
Operationally, this was one of our best quarters ever, and it showed up in our EBITDA growth of $7 million sequentially. We saw growth of data revenue, reductions in Cost of Goods Sold, significant risk reduction from the high cost reform, and our Senior Credit Facility refinance is imminent. Finally, we are close to eliminating our fourth billing system of the year which significantly simplifies our business and will lead to reductions of over $5 million per year in cost paid to those billing system providers.
Significant Updates

Change in Adjusted EBITDA Calculation: In March 2016 we noted, with our annual guidance, that we would be including in our Adjusted EBITDA, $30 million in cash payments under our roaming agreements in excess of GAAP revenues. GAAP requires revenues on long term contracts like our roaming agreements to be recognized on a straight line basis. We believe the contractual payment streams more accurately reflect the economics of the contracts. However, recent SEC interpretations and comments have made clear that these types of adjustments are generally inappropriate. Thus, we have elected, in the absence of any direct discussions with the SEC, to eliminate the adjustment both prospectively and retrospectively. This will not affect either our cash flow or the leverage on our new Senior Credit Facility which calculates leverage on the contractual payment streams.
High Cost Reform Update: On August 31st, the FCC released an Order adopting the Alaska Plan for high cost universal service funding, which is a huge step towards keeping existing and bringing new advanced broadband communications to rural Alaska. This Order largely completes the reform of the federal universal service high cost support in the State, providing the certainty and stability necessary to continue deployment of new telecommunications infrastructure in rural Alaska. We are pleased with this outcome.
The financial impact to GCI is twofold:

1.	Our rural high cost payments will remain unchanged at $55 million annually over the next ten years, subject to performance commitments and elimination of any duplicative support after five years.

2.	Urban high cost support was phased down 20 percent per year in 2012 and 2013 and subsequently frozen. Under the Alaska plan, this revenue will continue to phase down from the frozen 60 percent level of $11 million to 40 percent in 2017, 20 percent in 2018 and then to zero.

Credit Facility Refinance: We expect to close on a refinancing of our Senior Credit Facility term loan and revolver this month. The terms will be substantially similar to the current facility, with the maturity extended to five years from the closing date. This will extend our earliest debt maturity out to 2021.
Operating and Financial Highlights

We achieved net income in the quarter of $8 million, up $5 million from the second quarter of 2016 and down $10 million year-over-year.
Our third quarter revenues and Adjusted EBITDA were $237 million and $78 million respectively, representing sequential growth of 1% and 9%, respectively. Growth was primarily driven by strength in data revenue and cost reductions including what we pay other carriers for circuit costs. On a year-over-year basis, revenues and Adjusted EBITDA declined $22 million and $18 million, respectively. As previously disclosed, we believe year-over-year comparisons are less relevant due to the change in roaming and backhaul agreements with our large wireless customers.
Wireless
Wireless segment revenues were $52 million for the quarter, down $28 million or 35 percent year-over-year and $2 million or three percent sequentially. The year-over-year decline is driven primarily by roaming and backhaul but also by lower plan fee revenue from declining wireless ARPU.
Wireless segment Adjusted EBITDA was $32 million for the quarter, declining $25 million or 44 percent over the third quarter of 2015 and was $1 million or two percent lower compared with the second quarter of 2016. The year-over-year decline in Adjusted EBITDA was a result of our roaming and backhaul agreements.

The wireless segment revenue detail is as follows:

($ millions)	3Q16	3Q15	2Q16
Wholesale Wireless	16	20	17
Roaming and Backhaul	21	45	21
USF Support	13	15	13
Other	2	0	3
Total Wireless Revenue	52	80	54

Wireline
Wireline segment revenues of $184 million during the quarter were up $6 million or three percent over the third quarter of 2015 and up $4 million or two percent over the prior quarter. Declines in voice and video were offset by strong gains in both Consumer and Business data revenues.
Adjusted EBITDA for the quarter was $46 million, up $7 million or 18 percent year-over-year and up $7 million or 19 percent from the previous quarter. The sequential gain in Adjusted EBITDA was the result of growth in data revenues and cost reductions; particularly in our professional services business, which operates primarily in the economically challenged oil industry.
Wireline - Consumer
Consumer revenues of $88 million in the third quarter are flat year-over-year and up $4 million or four percent sequentially. Year-over-year growth in data ARPU driven by migration to higher plan tiers contributed to a nine percent, or $3 million, increase in data revenues. This gain was offset by declining voice and video subscribers. Sequentially, the growth was related to wireless handsets.
Total wireless subscribers were down 1,700 for the quarter as we continue transitioning the acquired wireless subscriber base. We ended the quarter with just 5,700 subscribers left to transition, down from 20,000 at the end of the second quarter. We currently have fewer than 1,000 remaining and we expect to complete the transition in the fourth quarter.
Our cable modem subscribers were up 2,700 year-over-year and flat sequentially. Towards the end of the quarter, we introduced new data plans which pick up where our competitor leaves off. Our new plans start at 50Mbps for $59.99 and additional plans are available up to our 1 Gig plans. These speeds are a compelling offer over what is available from our competitors.
Wireline - GCI Business
GCI Business revenues were $97 million for the quarter. This is up $6 million or seven percent compared with the same period in 2015 and up $1 million or one percent sequentially.
SG&A

SG&A expenses were $89 million during the quarter, up $6 million or eight percent over last year and up $1 million or one percent sequentially. Spending on our billing system conversion is reflected in the increase in SG&A. As part of our billing system conversion, we have eliminated three wireless billing platforms and with the completion of our acquired subscriber transition this year we will eliminate a fourth.

Capital Expenditures

Capital expenditures for the quarter totaled $58 million, bringing the total for the year to $142 million.
Stock Buybacks
GCI repurchased 1.8 million shares of its Class A common stock during the third quarter at a cost of $27 million, or $14.85 per share.
Leverage
We have guided to net leverage in the range of 4.0x to 4.5x, although we have noted that we would go outside of that for compelling reasons. The change in Adjusted EBITDA calculation means that we are slightly above 4.5x net leverage. However, when you add back the roaming adjustment, as our new Senior Credit Facility will allow, we are at 4.2x net leverage.

The following table may be helpful to understand our leverage:

($ millions)	3Q16	Leverage on EBITDA	Leverage on Cash Flow
Total Debt	1,484	5.0x	4.5x
Less Cash	(93)	(0.3x)	(0.3x)
Net Debt	1,391	4.6x	4.2x
Adjusted EBITDA (Last 2 quarters annualized)	299
Add back of roaming cash flows allowed by new credit facility	30
Annualized Cash Flow	329

2016 Guidance

•	Revenue is expected to be between $930 million and $980 million in 2016.

•
Previously our Adjusted EBITDA guidance was between $295 million and $325 million, including the $30 million adjustment. The change in the roaming adjustment would imply guidance of $265 to $295 million. We are increasing the guidance to $280 to $295 million.

•	Capital expenditures are expected to be approximately $210 million.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Adjusted EBITDA guidance is a forward-looking non-GAAP financial measure presented herein. Reconciliation to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort.  The inability to provide a reconciliation is due to the uncertainty and inherent difficulty regarding the occurrence, the financial impact and the periods with respect to recognition of future GAAP financial measures.  We also believe that such a reconciliation would imply an inappropriate degree of precision.  For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call

The company will hold a conference call to discuss the financial results on Thursday, November 3rd, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to ir.gci.com and follow the instructions.
A replay of the call will be available, beginning at 4:00pm, for 72-hours by dialing 877-344-7529, access code 10094070 (International callers should dial +1-412-317-0088).
Forward-Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.
Contacts:
Investors: Kyle Jones, 907.868.7105, kjones@gci.com
Media: David Morris, 907.868.5396, dmorris@gci.com

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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	September 30,	December 31,
ASSETS	2016	2015
Current assets:
Cash and cash equivalents	$92,622	26,528

Receivables	200,294	208,384
Less allowance for doubtful receivables	4,436	3,630
Net receivables	195,858	204,754

Prepaid expenses	16,253	12,862
Inventories	7,966	11,322
Other current assets	173	3,129
Total current assets	312,872	258,595

Property and equipment	2,505,753	2,384,530
Less accumulated depreciation	1,412,540	1,290,149
Net property and equipment	1,093,213	1,094,381

Goodwill	239,263	239,263
Cable certificates	191,635	191,635
Wireless licenses	92,347	86,347
Other intangible assets, net of amortization	70,062	69,290
Other assets	32,560	27,429
Total other assets	625,867	613,964
Total assets	$2,031,952	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2016	2015
Current liabilities:
Current maturities of obligations under long-term debt, capital leases, and tower obligation	$13,046	12,050
Accounts payable	51,551	63,014
Deferred revenue	33,115	34,128
Accrued payroll and payroll related obligations	29,251	31,337
Accrued interest (including $3,718 and $5,132 to a related party at September 30, 2016 and December 31, 2015, respectively)	25,465	13,655
Accrued liabilities	17,002	22,822
Subscriber deposits	876	1,242
Total current liabilities	170,306	178,248

Long-term debt, net (including $56,157 and $54,810 to a related party at September 30, 2016 and December 31, 2015, respectively)	1,330,199	1,329,396
Obligations under capital leases, excluding current maturities (including $1,785 and $1,824 due to a related party at September 30, 2016 and December 31, 2015, respectively)	52,713	59,651
Deferred income taxes	113,710	106,145
Long-term deferred revenue	120,875	93,427
Tower obligation	88,060	—
Other liabilities (including $16,980 and $32,820 for derivative stock appreciation rights with a related party at September 30, 2016 and December 31, 2015, respectively)	64,202	80,812
Total liabilities	1,940,065	1,847,679

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 33,164 and 35,593 shares at September 30, 2016 and December 31, 2015, respectively; outstanding 33,138 and 35,567 shares at September 30, 2016 and December 31, 2015, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,154 at September 30, 2016 and December 31, 2015; convertible on a share-per-share basis into Class A common stock	2,664	2,664
Less cost of 26 Class A common shares held in treasury at September 30, 2016 and December 31, 2015	(249)	(249)
Paid-in capital	14,609	6,631
Retained earnings	44,215	79,217
Total General Communication, Inc. stockholders' equity	61,239	88,263
Non-controlling interests	30,648	30,998
Total stockholders’ equity	91,887	119,261
Total liabilities and stockholders’ equity	$2,031,952	1,966,940

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2016	2015	2016	2015
Revenues:
Non-related party	$236,655	258,573	701,519	731,907
Related party	—	—	—	5,283
Total revenues	236,655	258,573	701,519	737,190

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	73,494	82,717	227,926	235,860
Related party	—	—	—	881
Total cost of goods sold	73,494	82,717	227,926	236,741

Selling, general and administrative expenses:
Non-related party	88,974	82,655	264,642	249,090
Related party	—	—	—	540
Total selling, general and administrative expenses	88,974	82,655	264,642	249,630

Depreciation and amortization expense	47,819	45,157	143,033	135,563
Software impairment charge	—	2,571	—	29,839
Operating income	26,368	45,473	65,918	85,417

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(19,666)	(19,260)	(58,199)	(59,713)
Related party interest expense	(1,881)	(1,828)	(5,558)	(4,760)
Derivative instrument unrealized income (loss) with related party	4,800	30	15,840	(5,040)
Loss on extinguishment of debt	—	—	—	(27,700)
Impairment of equity method investment	—	—	—	(12,593)
Other	613	1,202	1,702	2,445
Other expense, net	(16,134)	(19,856)	(46,215)	(107,361)

Income (loss) before income taxes	10,234	25,617	19,703	(21,944)
Income tax (expense) benefit	(2,407)	(8,122)	(7,596)	4,957
Net income (loss)	7,827	17,495	12,107	(16,987)

Net income (loss) attributable to non-controlling interests	(116)	(136)	(350)	278
Net income (loss) attributable to General Communication, Inc.	$7,943	17,631	12,457	(17,265)

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$0.21	0.45	0.33	(0.45)
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$0.21	0.45	0.33	(0.45)
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$0.14	0.44	0.08	(0.45)
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$0.14	0.44	0.08	(0.45)
Common shares used to calculate Class A basic EPS	32,033	34,031	33,008	35,037
Common shares used to calculate Class A diluted EPS	35,478	38,115	36,793	38,195

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2016			Third Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$52,327	22,071	74,398	80,424	21,487	101,911
Data	—	110,032	110,032	—	100,245	100,245
Video	—	30,770	30,770	—	32,959	32,959
Voice	—	21,455	21,455	—	23,458	23,458
Total	52,327	184,328	236,655	80,424	178,149	258,573

Cost of goods sold	15,313	58,181	73,494	18,031	64,686	82,717

Contribution	37,014	126,147	163,161	62,393	113,463	175,856

Less SG&A	(5,138)	(83,836)	(88,974)	(5,115)	(77,540)	(82,655)
Plus share-based compensation	—	2,810	2,810	—	2,660	2,660
Plus imputed interest on financed devices	—	651	651	—	268	268
Plus accretion	142	264	406	126	65	191
Other	—	131	131	—	206	206
Adjusted EBITDA	$32,018	46,167	78,185	57,404	39,122	96,526

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2016			Second Quarter 2016
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$52,327	22,071	74,398	53,875	17,973	71,848
Data	—	110,032	110,032	—	108,007	108,007
Video	—	30,770	30,770	—	31,645	31,645
Voice	—	21,455	21,455	—	22,266	22,266
Total	52,327	184,328	236,655	53,875	179,891	233,766

Cost of goods sold	15,313	58,181	73,494	17,081	61,060	78,141

Contribution	37,014	126,147	163,161	36,794	118,831	155,625

Less SG&A	(5,138)	(83,836)	(88,974)	(4,171)	(83,851)	(88,022)
Plus share-based compensation	—	2,810	2,810	—	2,683	2,683
Plus imputed interest on financed devices	—	651	651	—	633	633
Plus accretion	142	264	406	211	231	442
Other	—	131	131	—	179	179
Adjusted EBITDA	$32,018	46,167	78,185	32,834	38,706	71,540

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$157,664	56,842	214,506	207,568	62,643	270,211
Data	—	325,010	325,010	—	295,586	295,586
Video	—	95,824	95,824	—	100,140	100,140
Voice	—	66,179	66,179	—	71,253	71,253
Total	157,664	543,855	701,519	207,568	529,622	737,190

Cost of goods sold	47,426	180,500	227,926	53,897	182,844	236,741

Contribution	110,238	363,355	473,593	153,671	346,778	500,449

Less SG&A	(13,320)	(251,322)	(264,642)	(13,649)	(235,981)	(249,630)
Plus share-based compensation	—	7,820	7,820	—	8,074	8,074
Plus imputed interest on financed devices	—	1,885	1,885	—	438	438
Plus accretion	498	742	1,240	496	496	992
Other	—	435	435	—	(493)	(493)
Adjusted EBITDA	$97,416	122,915	220,331	140,518	119,312	259,830

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2016	2015	2016	2016	2015
Net income (loss)	$7,827	17,495	3,298	12,107	(16,987)
Income tax expense (benefit)	2,407	8,122	2,122	7,596	(4,957)
Income (loss) before income taxes	10,234	25,617	5,420	19,703	(21,944)

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	19,666	19,260	19,362	58,199	59,713
Related party interest expense	1,881	1,828	1,846	5,558	4,760
Derivative instrument unrealized (income) loss with related party	(4,800)	(30)	(6,510)	(15,840)	5,040
Loss on extinguishment of debt	—	—	—	—	27,700
Impairment on equity method investment	—	—	—	—	12,593
Other	(613)	(1,202)	(587)	(1,702)	(2,445)
Other expense, net	16,134	19,856	14,111	46,215	107,361

Operating income	26,368	45,473	19,531	65,918	85,417
Plus depreciation and amortization expense	47,819	45,157	48,072	143,033	135,563
Plus software impairment charge	—	2,571	—	—	29,839
Plus share-based compensation expense	2,810	2,660	2,683	7,820	8,074
Plus imputed interest on financed devices	651	268	633	1,885	438
Plus accretion expense	406	191	442	1,240	992
Other	131	206	179	435	(493)
Adjusted EBITDA (Note 1)	$78,185	96,526	71,540	220,331	259,830

Note:
(1) Earnings plus imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Software impairment charge,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments, and
•Other non-cash adjustments.

Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected

Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2016			Third Quarter 2015
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$19,866	2,205	22,071	19,451	2,036	21,487
Data	35,255	74,777	110,032	32,465	67,780	100,245
Video	26,134	4,636	30,770	28,483	4,476	32,959
Voice	6,551	14,904	21,455	7,420	16,038	23,458
Total	$87,806	96,522	184,328	87,819	90,330	178,149

(Amounts in thousands)
	Third Quarter 2016			Second Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$19,866	2,205	22,071	15,651	2,322	17,973
Data	35,255	74,777	110,032	34,818	73,189	108,007
Video	26,134	4,636	30,770	26,813	4,832	31,645
Voice	6,551	14,904	21,455	6,764	15,502	22,266
Total	$87,806	96,522	184,328	84,046	95,845	179,891

(Amounts in thousands)
	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$50,055	6,787	56,842	56,566	6,077	62,643
Data	105,033	219,977	325,010	95,771	199,815	295,586
Video	81,294	14,530	95,824	86,629	13,511	100,140
Voice	20,357	45,822	66,179	22,950	48,303	71,253
Total	$256,739	287,116	543,855	261,916	267,706	529,622

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2016		September 30, 2016
				as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2016	2015	2016	2015	2016	2015	2016
Wireline Segment
Consumer
Data
Cable modem subscribers	127,000	124,300	127,000	2,700	—	2.2%	—%
Video
Basic subscribers	108,900	113,600	110,000	(4,700)	(1,100)	(4.1)%	(1.0)%
Digital programming tier subscribers	54,400	59,500	55,600	(5,100)	(1,200)	(8.6)%	(2.2)%
HD/DVR converter boxes	117,300	110,700	117,800	6,600	(500)	6.0%	(0.4)%
Homes passed	250,200	251,200	249,500	(1,000)	700	(0.4)%	0.3%
Voice
Local access lines in service	49,000	51,000	49,500	(2,000)	(500)	(3.9)%	(1.0)%
Business
Data
Cable modem subscribers	13,200	14,200	13,000	(1,000)	200	(7.0)%	1.5%
Voice
Local access lines in service	46,100	47,100	46,200	(1,000)	(100)	(2.1)%	(0.2)%
Consumer and Business Combined
Wireless
Consumer Lifeline lines in service	28,700	28,100	28,400	600	300	2.1%	1.1%
Consumer prepaid lines in service	29,600	27,100	27,900	2,500	1,700	9.2%	6.1%
Consumer postpaid lines in service	141,000	146,700	143,900	(5,700)	(2,900)	(3.9)%	(2.0)%
Business postpaid lines in service	27,100	30,000	27,900	(2,900)	(800)	(9.7)%	(2.9)%
Total wireless lines in service	226,400	231,900	228,100	(5,500)	(1,700)	(2.4)%	-0.7%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2016		September 30, 2016
	Three Months Ended			as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2016	2015	2016	2015	2016	2015	2016
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$79.63	$80.85	$80.38	$(1.22)	$(0.75)	(1.5)%	(0.9)%

Combined Consumer and Business
Data
Average monthly revenue per cable modem subscriber	$88.54	$84.87	$88.32	$3.67	$0.22	4.3%	0.2%

Wireless
Average monthly revenue per subscriber	$37.21	$44.24	$39.22	$(7.03)	$(2.01)	(15.9)%	(5.1)%